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3.1     Prescribed by                                   Charter No._____________
        BOB TAFT, Secretary of State                    Approved_______________
        30 East Broad Street, 14th Floor                Date ___________________
        Columbus, Ohio 43266-0418                       Fee            $35.00

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                                  PH GROUP INC.
                              (Name of Corporation)
                          Charles T. Sherman , who is:

(  ) Chairman of the Board (X) President ( )Vice President (Please check one.)

and                      Kenneth J. Warren                             , who is:

 (X)  Secretary    ( ) Assistant Secretary                   (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

(X) a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 30, 1998 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holds of shares entitling them to exercise ___________% of the voting power of the corporation.

( ) in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED. that Article IV of the Company's Amended Articles of Incorporation be, and it hereby is, amended in its entirety to read as presented to the shareholders at this meeting and set forth in Exhibit A to the proxy statement delivered to the shareholders in connection with this meeting.

IN WITNESS "'(WHEREOF, the above named officers; acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of April , 1998.

By  ___/s/ Charles T. Sherman________  By  ____/s/ Kenneth J. Warren____________
              (President)                            (Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

ISD FORM SHARE